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                                                                Exhibit 4.(a).25

            AMENDMENT AGREEMENT RELATING TO SHARE PURCHASE AGREEMENT

      This amendment agreement (this "Agreement") is dated as of March 31, 2004, and is made by and among CDC International Mobile Limited (the "Purchaser"), a company organized and existing under the laws of the British Virgin Islands and a 100% wholly owned subsidiary of chinadotcom Mobile Interactive Corporation ("CMIC"); Group Team Investments Limited, a company organized and existing under the laws of British Virgin Islands (the "Company"); Beijing He He Technology Company Limited (CHINESE CHARACTER); Easybay Management Inc. ("Easybay"), Lu Dong and Chen Hang (each the "Seller" collectively, the "Sellers"); Jane Jin (the "Ultimate Seller"); chinadotcom Mobile Interactive Corporation (only with respect to Section 4 and Section 6.04 of this Agreement), all of whom may be collectively referred to herein as the "Parties" or individually as a "Party".

      WHEREAS the Parties executed a Share Purchase Agreement dated February 25, 2004 (the "SPA").

      WHEREAS the Parties have agreed to make the following amendments to the SPA.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.    Definitions and Principles of Construction

(a) Capitalized terms in this Agreement shall have the same meaning as given in the SPA unless a term is specifically defined herein in which case such term shall have the meaning as defined herein.

(b) The Parties to this Agreement agree that this Agreement may be executed and exchanged in a number of faxed counterparts, all of which when taken together will constitute one and the same instrument that shall bind each party in the usual way.

(c)   The following defined term shall be added to Section 1 of the SPA:

      "Projected 2003 November Net Income" shall mean US$232,210.

2.    Consideration.

(a) Section 2.02(a)(i) of the SPA shall be amended by substituting the words "Highest Actual Net Income" by "Projected 2003 November Net Income" in the second line of the sub-section.

(b) Section 2.02(a)(ii) of the SPA shall be amended by adding the following sentences after the words "(the "Second Installment")." in the fourth line of that sub-section:

      "If the Projected 2003 November Net Income is less than the Highest Actual Net Income, the Purchaser shall not be liable to pay the full amount of the Second Installment and shall have the right, at its sole discretion, to permanently deduct from the Second Installment the amount equal to the product of 12 multiplied by 9.9 multiplied by 35% multiplied by the difference between Projected 2003 November Net Income and the Highest Actual Net Income. If the Projected 2003 November Net Income is greater than the Highest Actual Net Income, the Purchaser shall, in addition to the Second Installment, pay the Sellers the amount equal to the product of 12

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      multiplied by 9.9 multiplied by 35% multiplied by the difference between
      Projected 2003 November Net Income and the Highest Actual Net Income."

3.    The following section 5.22 shall be added to the SPA:

      "Section 5.22 Covenants of the Sellers and Ultimate Seller.

      Each of the Ultimate Seller and the Sellers, jointly and severally, covenants and agrees with the Purchaser that, each of the Ultimate Seller and the Sellers shall procure the fulfilment of the condition set out in Sections 7.18 and 7.19 within one month after Closing."

4. The Purchaser hereby waives the fulfilment, at or before Closing, of the conditions set out in Section 7.18 "Pre-closing Audit" and Section 7.19 "Integration Plan", provided that each of the Ultimate Seller and the Sellers undertakes that those conditions shall be fulfilled within one month after Closing.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly

Group Team Investments Limited

By:     /s/ Chen Hang
    -----------------------------------
        Name: Chen Hang
        Title: Director

Beijing He He Technology Company Limited (CHINESE CHARACTER)

By:     /s/ JianMing Yu
    -----------------------------------
        Name: JianMing Yu
        Title: Director

Easybay Management Inc.

By:     /s/ JianMing Yu
    -----------------------------------
        Name: JianMing Yu
        Title: Director

Lu Dong

By:     /s/ Lu Dong
    -----------------------------------

Chen Hang

By:     /s/ Chen Hang
    -----------------------------------

Jane Jin

By:     /s/ Jane Jin
    -----------------------------------

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CDC International Mobile Limited

By:     /s/ Daniel Widdicombe
    -----------------------------------
        Name: Daniel Widdicombe, Director , Babington Services Limited
        Title: Corporate Director

With respect only to Section 4 and Section 6.04 of this Agreement chinadotcom mobile interactive Corporation

By:     /s/Rudy Chan
    -----------------------------------
        Name: Rudy Chan
        Title: CEO